SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 25, 2007

                              WINTHROP REALTY TRUST
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

           001-06249                                     34-6513657
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    (Commission File Number)                (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4614
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              (Registrant's Telephone Number, Including Area Code)

                                       n/a
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01. Completion of Acquisition or Disposition of Assets.

      On June 25, 2007, Winthrop Realty Trust (the "Trust") sold through open market transactions a total of 793,956 common shares of America First Apartment Investors, Inc. ("APRO") for a per share price of $25.02 resulting in net proceeds of approximately $19,817,000. The sale generated a gain of approximately $9,739,000 exclusive of dividends on such shares. The Trust had acquired substantially all of the shares from January 2005 through August 2006 for an average per share price of $12.63. The shares sold constituted substantially all shares held by the Trust in APRO.

      A copy of the press release issued on June 26, 2007 with respect to the foregoing sale of shares is attached hereto as exhibit 99.1

ITEM 9.01 Financial Statements and Exhibits.

      (d)   Exhibits

      99.1  Press Release dated June 26, 2007

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of June, 2007.

                                           WINTHROP REALTY TRUST


                                           By: /s/ Peter Braverman
                                               ---------------------------------
                                               Peter Braverman
                                               President